CONFIDENTIAL

Exhibit 10.28.2

FIRST AMENDMENT TO THE LICENSE AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) to the License Agreement, dated as of April 2, 2012 (the “Agreement”), by and between Albireo AB (“Albireo”) and Ajinomoto Pharmaceuticals Co, Ltd. (“Ajinomoto”) is entered into on January 30, 2015.

WITNESSETH:

WHEREAS, Albireo and Ajinomoto previously entered into the Agreement;

WHEREAS, Section 12.6 of the Agreement states that any amendment or modification of the Agreement must be in writing and signed by authorized representatives of both Parties; and

WHEREAS, Albireo and Ajinomoto desire to amend Section 6.3.1 of the Agreement to exclude Sublicensees of Ajinomoto from the non-competition restrictions set forth therein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used in this First Amendment and not defined herein shall have the meanings assigned thereto in the Agreement.

2.	Amendments.

2.1.	Section 6.3.1 of the Agreement is hereby amended, superseded and replaced in its entirety to read as follows:

“6.3.1.  Non-Competition by Ajinomoto.

(a)After First Commercial Sale of a Product [***] in a country in the Territory [***], neither Ajinomoto nor any of its Affiliates shall, directly or indirectly, or in collaboration with any Third Party, license or otherwise authorize any Third Party to distribute for sale and sell commercially in such country any pharmaceutical products for the treatment of CIC or IBS-C (each such product, a “Restricted Product”), other than the Albireo Compound and Products, without complying with this Section 6.3.1; [***] or (ii) the distribution or sale of a Restricted Product in such country by Ajinomoto’s Sublicensee in such country, provided that (x) Albireo has consented to such Sublicensee in accordance with Section 2.5.1, (y) the applicable Sublicense requires such Sublicensee to use Commercially Reasonable Efforts to distribute and/or sell the Product(s) in such country and (z) Ajinomoto has the right to terminate such Sublicense in the event that such Sublicensee is in breach of its obligation to use Commercially Reasonable Efforts

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

to distribute and/or sell the Product(s) and fails to cure such breach within a reasonable cure period.  In the event that either Party becomes aware that any such Sublicensee is in breach of such obligation, such Party shall so notify the other Party and Albireo shall have the right to demand that Ajinomoto cure such breach.  The Parties acknowledge and agree that such breach shall be deemed to be a breach of Ajinomoto’s obligations under this Agreement and, if such breach is material and Ajinomoto is unable to cure such material breach in accordance with Sections 2.5.4 and 10.2.1 of this Agreement, then such breach shall be deemed to be an uncured material breach by Ajinomoto under this Agreement. For the sake of clarity, a pharmaceutical product for any of the following indications shall not constitute a Restricted Product so long as such product is not also indicated for the treatment of CIC or IBS-C:  (i) the prophylaxis and treatment of Opioid-Induced-Constipation; (ii) the prophylaxis and treatment of symptoms of constipation; (iii) use in postoperative ileus (prophylaxis and treatment); and (iv) colonoscopy cleansing procedures; neither Ajinomoto nor any of its Sublicensees shall be restricted by this Section 6.3.1 with respect to such non-Restricted Product.

(b) Ajinomoto shall not be deemed to be in breach of Section 6.3.1(a) if Ajinomoto or any of its Affiliates (or any of its Sublicensees that are not permitted to distribute or sell Restricted Products without fulfilling items (x), (y) and (z) of clause (ii) of Section 6.3.1(a)) acquires a Restricted Product through an acquisition of or a merger with the whole or substantially the whole of the business or assets of another entity, so long as Ajinomoto (or its Affiliate or Sublicensee) enters into a definitive agreement with a Third Party to divest such Restricted Product within twelve (12) months after the closing of such acquisition or merger.”

3.	Effect. The amendments to the Agreement set forth in Section 2 of this First Amendment shall take effect on and as of the date of this First Amendment.

4.

No Other Amendments.  This First Amendment shall be deemed to be part of and incorporated into the Agreement.  Except as expressly set forth in this First Amendment, all of the terms and conditions of the Agreement shall remain unchanged and are ratified, confirmed in all respects, and remain in full force and effect.

5.

Counterparts.  This First Amendment may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one and the same agreement. An executed signature page to this First Amendment delivered by facsimile transmission shall be as effective as an original executed signature page.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

ALBIREO AB

By:	/s/ Jan Mattsson
Name: Jan Mattsson, Ph.D.
Title: Chief Operating Officer

AJINOMOTO PHARMACEUTICALS CO., LTD.

By:	/s/ T. Ishiguro
Name: Tsuneo Ishiguro (Ph.D.)
Title: Vice President
General Manager
Business Development

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.